EXHIBIT 4(h)

CN REAL ESTATE INVESTMENT CORPORATION II
A Maryland Corporation
AMENDED AND RESTATED
BYLAWS

August 16, 2002

AMENDED AND RESTATED BYLAWS
OF
CN REAL ESTATE INVESTMENT CORPORATION II
(A MARYLAND CORPORATION)
ARTICLE I
NAME OF CORPORATION, LOCATION OF
OFFICES AND SEAL

        Section 1.    Name.    The name of the Corporation is CN Real Estate Investment Corporation II.

        Section 2.    Principal Offices.    The principal office of the Corporation is in the City of Baltimore. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

        Section 3.    Seal.    The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE II
STOCKHOLDERS

        Section 1.    Annual Meetings.    The annual meeting of stockholders shall be held on a date and at a time set by the Board of Directors during the month of March, at which the stockholders shall elect a Board of Directors and transact such other business as may be required by law or these Bylaws ("Bylaws") or as may properly come before the meeting. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of meeting.

        Section 2.    Special Meetings.    Special meetings of stockholders may be called at any time by the Chairman of the Board, or President, or by a majority of the Board of Directors, and shall be held at such time and place as may be stated in the notice of the meeting.

        Special meetings of the stockholders may be called by the Secretary upon the written request of the holders of shares entitled to vote not less than a majority of all the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months, unless requested by the holders of a majority of all shares entitled to be cast at such meeting.

        Section 3.    Notice of Meetings.    The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called, to be mailed, postage prepaid, not less than ten nor more than ninety days before the date of the meeting, to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting at his or her address as it appears on the records of the Corporation at the time of such mailing. Notice shall be deemed to be given when deposited in the United States mail addressed to the stockholders as aforesaid, with postage thereon prepaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting which is filed with the records of stockholders' meetings, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another date and time need not be given if such date and time are announced at the meeting; provided, however, that the date and time for such adjourned meeting is not more than 120 days after the original record date. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

        Section 4.    Quorum and Adjournment of Meetings.    The presence at any stockholders' meeting, in person, by telephone conference, or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of such meeting may adjourn the meeting from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

        Section 5.    Voting.    Except as otherwise provided in the charter of the Corporation (the "Charter") or by applicable law, at each stockholders' meeting each stockholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and registered in the name of such stockholder on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or such stockholder's duly authorized attorney or by any other manner permitted by applicable law, except that no shares held by the Corporation shall be entitled to a vote.

        Except as otherwise provided in the Charter, these Bylaws, or as required under Maryland law, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved at the meeting. At any meeting at which there is an election of directors, the Chairman of the meeting may, and upon the request of the holders often percent of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed as an inspector.

        Section 6.    Validity of Proxies.    The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his or her duly authorized attorney or if the proxy is authorized in any other manner permitted by applicable law. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. All proxies shall be delivered to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the Chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

        Section 7.    Stock Ledger.    It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the

Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

        Section 8.    Action Without Meeting.    Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter sign a written consent to the action, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (3) the consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

        Section 9.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

         (a)  Annual Meetings of Stockholders.    (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 9(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9(a).

         (2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(l) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned by such person and (C) if the Corporation has any class or series of stock which is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

         (3)  Notwithstanding anything in this subsection (a) of this Section 9 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2 of these Bylaws, and there is no announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a stockholder's notice required by this Section 9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b)  Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 9 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c)  General.    Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective nomination or proposal be disregarded.

ARTICLE III;
BOARD OF DIRECTORS

        Section 1.    Powers.    Except as otherwise provided by operation of law, by the Charter, or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

        Section 2.    Number and Term of Directors.    Except for the initial Board of Directors, the Board of Directors shall consist of a number of directors which may be established, and thereafter increased or decreased from time to time, as specified by a resolution of a majority of the entire Board of Directors but in no event shall the number of directors be fewer than one nor more than nine.

Directors need not be stockholders of the Corporation. All acts done at any meeting of the directors or by any person acting as a director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a director, or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

        Section 3.    Election.    A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

        Section 4.    Vacancies and Newly Created Directorships.    If any vacancies shall occur in the Board of directors by reason of death, resignation, removal, or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire Board of Directors.

        Section 5.    Removal.    The stockholders may remove any director in accordance with and subject to the provisions of the Charter and applicable law.

        Section 6.    Annual and Regular Meetings.    The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held within a reasonable time after each annual meeting of stockholders at such time and place as the Board may determine. The Board of Directors from to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Notice of the time and place of such annual and regular meeting shall be specified in a notice given as hereinafter provided in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

        Section 7.    Special Meetings.    Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Vice Chairman, the President (or, in the absence or disability of the President, by any Vice President), the Chief Financial Officer, or by two or more directors, at the time and place (within or without the State of Maryland) specified in the respective notice or waivers of notice of such meetings. Notice of special meetings, stating the time and place, shall be (1) mailed to each director at his or her residence or regular place of business at least three days before the day on which a special meeting is to be held, or (2) delivered to him or her personally or transmitted to him or her by telegraph, telecopy, telex, cable, or wireless at least one day before the meeting.

        Section 8.    Waiver of Notice.    No notice of any meeting need be given to any director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting) either before or after the time of the meeting.

        Section 9.    Quorum and Voting.    At all meetings of the Board of Directors, the presence of one half or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that, at any time that there shall be more than one director, there shall be present at least two directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless concurrence of a greater proportion is required for such action by law, by the Charter, or by these Bylaws.

        Section 10.    Telephonic Meetings.    Members of the Board of Directors or any committee of the Board of Directors may participate in a meeting by means by a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

        Section 11.    Action Without a Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        Section 12.    Compensation of Directors.    Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

ARTICLE IV
COMMITTEES

        Section 1.    Organization.    By resolution adopted by the Board of Directors, the Board may designate one or more committees of the Board of Directors, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each committee must be comprised of one or more members, each of whom must be a director and shall hold committee membership at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except as prohibited by law.

        Section 2.    Executive Committee.    Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session, the Executive Committee, if one is designated by the Board, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The President and Chairman shall automatically be members of the Executive Committee.

        Section 3.    Proceedings and Quorum.    Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

        Section 4.    Other Committees.    The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

ARTICLE V
OFFICERS

        Section 1.    General.    The officers of the Corporation shall be a President, a Treasurer, who shall also be the Chief Financial Officer unless the Board of Directors otherwise specifies, a Secretary and such other officers, if any, as the Board of Directors from time to time may in its discretion elect or appoint in accordance with Section 9 of this Article including without limitation a Chairman of the Board, one or more Vice Presidents and a Controller. The Corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be but none need be a stockholder. Any officer may be required by the Board of Directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine.

        Section 2.    Election, Tenure and Qualifications.    The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation, except that no one person may serve concurrently as both President and Vice President. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer, other than the Chairman or Vice Chairman, need be a director.

        Section 3.    Vacancies and Newly Created Officers.    If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 9 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

        Section 4.    Removal and Resignation.    Any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign from office at any time by delivering a written resignation to the Board of Directors, the President, the Chairman, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

        Section 5.    Chairman, President and Vice President.    The Chairman of the Board, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specifies, the Chairman of the Board, or if there is none, the Chief Executive Officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

        Unless the Board of Directors otherwise specifies, the President shall be the Chief Executive Officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

        Any Vice Presidents shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board of Directors or by the President.

        Section 6.    Treasurer, Chief Financial Officer and Assistant Chief Financial Officers.    Unless the Board of Directors otherwise specifies, the Treasurer shall be the Chief Financial Officer of the Corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by the President. If no Controller is elected, the Chief Financial Officer shall, unless the Board of Directors otherwise specifies, also have the duties and powers of the Controller.

        Any assistant Chief Financial Officers or Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President or the Treasurer.

        Section 7.    Controller and Assistant Controller.    If a Controller is elected, he shall, unless the Board of Directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the Board of Directors, the President or the Treasurer.

        Section 8.    Secretary and Assistant Secretaries.    The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation, and shall have responsibility for the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates, and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. The Secretary shall perform such other duties which appertain to this office or as may be required by the Board of Directors.

        Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

        Section 9.    Subordinate Officers.    The Board of Directors from time to time may appoint such other officers and agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties. Any officer or agent appointed in accordance with the provisions of this Section 9 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

        Section 10.    Remuneration.    The salaries or other compensation, if any, of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 12 of Article III, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

        Section 11.    Surety Bond.    The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

ARTICLE VI
CAPITAL STOCK

        Section 1.    Certificates of Stock.    The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time authorize; provided, however, the Board of Directors may, in its discretion, authorize the issuance of non-certificated shares. No certificate shall be valid unless it is signed by the Chairman of the Board, President, or a Vice President and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation, or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or she were such officer at the date of issue. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

        In the event that the Board of Directors authorizes the issuance of non-certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

        Section 2.    Transfer of Shares.    Subject to the provisions of the next sentence of this Section 2 of Article VI, shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by his or her duly authorized attorney or legal representative (i) upon surrender and cancellation of any certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors. The Board of Directors may, from time to time, adopt limitations and rules and regulations with reference to the transfer of the shares of stock of the Corporation to comply with the requirements of the Securities Act of 1933, as amended, or other applicable laws. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

        Notwithstanding the foregoing, transfers of shares of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

        Section 3.    Stock Ledger.    The stock ledger of the Corporation, containing the names and addresses of the stockholders and the number of shares of stock held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

        Section 4.    Transfer Agents and Registrars.    The Board of Directors may from time to time appoint or remove transfer agents and registrars of transfers for shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

        Section 5.    Fixing of Record Date.    The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date shall not be prior to the close of business on the day the record date is fixed and shall be within ninety days prior to the date on which the particular action requiring such determination will be taken, (2) the transfer books shall not be closed for a period longer than twenty days, and (3) in the case of a meeting of stockholders, the record date shall be at least ten days before the date of the meeting.

        Section 6.    Lost, Stolen or Destroyed Certificates.    Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed, the Board of Directors or any officer authorized by the Board may, in their discretion, require the owner of the lost, stolen, or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
FISCAL YEAR

        The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of December.

ARTICLE VIII
INDEMNIFICATION AND INSURANCE

        Section 1.    Indemnification of Officers and Directors.    The Corporation shall indemnify, in the manner and to the maximum extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the maximum extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Charter of the Corporation, a vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity as an officer or director and as to any action in another capacity, at the request of the Corporation, while acting as an officer or director of the Corporation.

        Section 2.    Indemnification of Employees and Agents.    The Corporation shall have the power, with the approval of the Board of Directors, to provide indemnification and advancement of expenses, to the same extent which it is authorized to provide indemnification to present and past directors and officers, to any person who served a predecessor of the Corporation in any of the capacities described in Section 1 of this Article VIII above and to any employee or agent of the Corporation or a predecessor of the Corporation.

        Section 3.    Insurance of Officers, Directors, Employees and Agents.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or who while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability. Notwithstanding the foregoing, any insurance so purchased will not protect or purport to protect any officer or director against liabilities for willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

        Section 4.    Amendment.    No amendment, alteration, or repeal of this Article or the adoption, alteration, or amendment of any other provision of the Charter or Bylaws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal, or adoption.

ARTICLE IX
AMENDMENTS

        The Board of Directors shall have the exclusive right and power to amend, alter or repeal any of the Bylaws, and to adopt new Bylaws.